Exhibit 15

May 9, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We are aware that Phelps Dodge Corporation has incorporated by reference our report dated April 21, 1994 (issued pursuant to the provisions of Statements on Auditing Standards Nos. 71 and 42) in the Prospectus constituting part of its Registration Statements on Form S-3 (No. 33-44380) and Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-
34362, 33-62486). We are also aware of our responsibilities under the Secu-rities Act of 1933.


Yours very truly,




Price Waterhouse
Phoenix, Arizona